UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2025

PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(Address of principal executive offices, including zip code)
(617) 300-8460
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item. 7.01. Regulation FD Disclosure.
On October 16, 2025, Praxis Precision Medicines, Inc. (the “Company”) published a corporate presentation announcing topline results from its Essential3 program of ulixacaltamide. The presentation is available in the “Investors + Media” portion of the Company’s website at investors.praxismedicines.com and a copy is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
On October 16, 2025, the Company announced positive topline results for the Phase 3 Essential3 program of ulixacaltamide in essential tremor (“ET”).
About the Essential3 Program Trial Design
The Essential3 Phase 3 program (NCT06087276) included two simultaneously enrolled studies utilizing a decentralized design conducted within the United States, where participants were allocated to the studies in a 2:1 blinded randomization (Study 1:Study 2).
Study 1 was a double-blind, parallel design, placebo-controlled study that enrolled 473 patients randomized 1:1 to receive either ulixacaltamide or placebo for 12 weeks. The primary endpoint was the change from baseline in mADL11 at Week 8.
Study 2 was a stable-responder randomized withdrawal study that enrolled 238 patients to receive ulixacaltamide for 8 weeks. Patients who improved by 3 points in the mADL11 from baseline were then randomized to receive either placebo or to continue receiving ulixacaltamide for an additional 4 weeks. The primary endpoint evaluated the proportion of patients who maintained response receiving ulixacaltamide versus placebo.
There were two additional pre-specified hypotheses evaluating combinations of arms in Study 1 and Study 2 using the change in mADL11 at Week 8. Hypothesis 3 compared the ulixacaltamide arms of Study 1 and Study 2 with the placebo arm of Study 1, and Hypothesis 4 compared the ulixacaltamide arm of Study 2 with the placebo arm of Study 1.
Key secondary endpoints in Studies 1 and 2 assessed the rate of disease improvement (slope of mADL11 change), the Patient Global Impression of change (“PGI-C”) and Clinical Global Impression of severity (“CGI-S”).
Summary of Essential3 Program Results
Study 1: Placebo-controlled Parallel Group Study Topline Efficacy Results
In Study 1, there was a statistically significant and clinically meaningful 4.3 point mean improvement in the mADL11 score at Week 8 (p<0.0001). The effect was sustained from Week 2 throughout the 12-week dosing period. All key secondary endpoints achieved statistical significance.

Results Summary
mITT population	Ulixacaltamide (n=199)	Placebo (n=233)	p-value
Primary Endpoint
Day 56 CFB mADL11	-4.3	-1.7	<0.0001
Key Secondary Endpoints
Rate of Disease Improvement, Baseline to Day 56 mADL11	-4.0	-1.7	<0.0001
PGI-C Day 56	3.3	3.9	<0.0001
CGI-S CFB to Day 56	-0.41	-0.12	0.0007
Select Sensitivity Analyses
Imputation of missing data for primary analysis*	-3.3	-1.6	0.0026
Day 84 CFB mADL11**	-3.4	-1.9	0.0049

* Results from a pre-specified delta-adjusted tipping-point analysis remained statistically significant at the maximum tested shift (Δ = 2.5; p = 0.0026), exceeding the ~½ SD robustness criterion of Ratitch et al. (2013) and confirming strong resilience of the primary endpoint to non-MAR assumptions.
**Primary endpoint at the time of interim analysis (assessed as the average of Day 77 and Day 84)
Study 2: Randomized Withdrawal Study Topline Efficacy Results
In Study 2, after blinded exposure for 8 weeks with ulixacaltamide, patients meeting the responder criteria (n=80) were then randomized to continue receiving ulixacaltamide or switch to placebo for an additional 4 weeks. 55% of patients in the ulixacaltamide arm maintained response vs 33% in the placebo group (p=0.0369, OR=2.7 CI (1.06-6.92)). The first key secondary endpoint – rate of disease improvement – achieved statistical significance, and other secondary endpoints (PGI-C, CGI-S) were numerically in favor of ulixacaltamide, but not statistically significant.

Results Summary
mITT population	Ulixacaltamide (n=40)	Placebo (n=40)	p-value
Primary Endpoint
Maintenance of Response	55%	33%	0.037
Key Secondary Endpoints
Rate of Disease Improvement, RW Baseline to Day 84	2.8	5.2	0.004
PGI-C Day 84	3.24	3.67	0.087
CGI-S Day 56 to Day 84	0.39	0.73	0.055
Select Exploratory Endpoint
PGI-S Day 56 to Day 84	0.24	0.59	0.027
Combined Study 1 and Study 2 Hypotheses
Hypothesis 3 and 4 further supported the precision of the effect of ulixacaltamide versus placebo.
•For Hypothesis 3, there was a 4.3 point improvement in mADL11 at Week 8 for the combined Studies 1 and 2 ulixacaltamide groups vs Study 1 placebo (p<0.0001).
•For Hypothesis 4, there was a 4.2 point improvement in mADL11 at Week 8 for the Study 2 ulixacaltamide group vs Study 1 placebo (p<0.0001), respectively.
Safety
Ulixacaltamide was generally well tolerated over 12 weeks of treatment. The most common (≥10% patients) treatment emergent adverse events (“TEAs”) were constipation, dizziness, euphoric mood, brain fog, headache, paraesthesia and insomnia. There were no deaths and no drug-related serious adverse events. Discontinuations were primarily due to TEAEs, with the most common being dizziness and brain fog.

Overview of Adverse Events
	Study 1		Study 2
Category	Ulixacaltamide (n = 233)	Placebo (n = 234)	Ulixacaltamide (n = 231)
Participants with any TEAE	221 (94.9%)	177 (75.6%)	209 (90.5%)
Participants with: Mild TEAEs	98 (42.0%)	89 (38.0%)	87 (37.7%)
Moderate TEAEs	109 (46.8%)	78 (33.3%)	105 (45.5%)
Severe TEAEs	14 (6.0%)	10 (4.3%)	17 (7.4%)
Participants with any SAE*	2 (0.86%)	8 (3.4%)	4 (1.73%)
Participants with drug-related TEAEs leading to discontinuation	63 (27.0%)	4 (1.7%)	65 (28.1%)
Discontinued from the study	83 (35.6%)	13 (5.6%)	88 (38.1%)
*not related to study drug

Corporate Updates
The Company has submitted a pre-NDA meeting request to the FDA with plans to submit the NDA by early 2026, upon agreement with the agency.

The Company intends to share additional data from these studies at upcoming medical conferences and peer reviewed publications.
Forward-Looking Statements
This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the clinical development of ulixacaltamide and the anticipated timing of regulatory submissions and interactions. The forward-looking statements included in this Current Report are subject to a number of risks, uncertainties and assumptions, including, without limitation, uncertainties inherent in clinical trials, the expected timing of submission for regulatory approval or review by governmental authorities and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other filings with the Securities and Exchange Commission. These statements are based only on facts currently known by the Company and speak only as of the date of this Current Report. As a result, you are cautioned not to rely on these forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Essential3 Corporate Presentation

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: October 16, 2025	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer